Exhibit 99.1

NeoStem Secures Debt Facility
Strengthens Balance Sheet with Non-Dilutive Financing

Company Provides Update on Remaining Milestones for 2014

NEW YORK, September 29, 2014 -- NeoStem, Inc. (Nasdaq:NBS) (“NeoStem” or the “Company”), a leader in the emerging cellular therapy industry, announced today that it has entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”) pursuant to which Oxford has agreed to make a term loan to the Company in the principal amount of up to $20 million, and has made the initial disbursement of $15 million. The loan matures in September 2018 and the additional $5 million disbursement is available in the event of the Company’s consummation of a partnering transaction around the Company’s NBS10 development program for post acute myocardial infarction (“AMI”) patients. Oxford will have a security interest in substantially all the Company’s real and personal property, excluding intellectual property. No warrants or common stock were issued in connection with this financing.

“This new debt facility will serve as an excellent source of non-dilutive capital to support the launch of our Intus Phase 3 clinical trial in metastatic melanoma, a significant milestone we anticipate meeting by the end of this year,” said Dr. Robin L. Smith, Chairman and CEO of NeoStem. “We are pleased both by the terms of the loan and the flexibility it offers us to meet our near-term goals.”

WBB Securities, LLC acted as a financial advisor to NeoStem on the transaction.

NeoStem is on track to present data from its PreSERVE AMI study at the American Heart Association’s Scientific Sessions on November 17, 2014. PreSERVE AMI is a randomized, double-blinded, placebo-controlled Phase 2 clinical trial testing NBS10, an autologous (donor and recipient are the same) adult stem cell product for the treatment of patients with left ventricular dysfunction following acute ST segment elevation myocardial infarction (“STEMI”).

The Company plans to begin the Intus Study, its Phase 3 clinical trial to evaluate the lead product candidate in its targeted immunotherapy program for cancer, NBS20, as an autologous treatment for patients with Stage IV or recurrent Stage III metastatic melanoma, by the end of 2014. NBS20, also referred to as DC/TC (dendritic cell/tumor cell), targets malignant melanoma initiating cells, has been granted fast track and orphan designation by the Food and Drug Administration ("FDA"), and has a Phase 3 protocol that is the subject of a Special Protocol Assessment ("SPA"). The SPA indicates that the FDA is in agreement with the design, clinical endpoints, and planned clinical analyses of the Phase 3 trial that would serve as the basis for a Biologics License Application ("BLA") that would be filed with the FDA requesting marketing approval of this therapeutic candidate.

About NeoStem, Inc.
NeoStem is a leader in the emerging cellular therapy industry, pursuing the preservation and enhancement of human health globally through the development of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. The business includes the development of novel proprietary cell therapy products as well as a revenue-generating contract development and manufacturing service business. This combination has created an organization with unique capabilities for cost effective in-house product development and immediate revenue and cash flow generation. www.neostem.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, the Company's ability to develop and grow its business, the successful development of cellular therapies with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's Targeted Immunotherapy Program, Ischemic Repair Program, Immune Modulation Program and other cell therapies, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry, the performance and planned expansion of the Company's contract development and manufacturing business and whether the Company consummates a partnering transaction that would entitle it to an additional $5 million disbursement under the Oxford term loan. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2014, the Company's Current Report on Form 8-K filed with the SEC on May 8, 2014 and in the Company's other periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.
CONTACT: Investor Contact:
LifeSci Advisors, LLC
Michael Rice
Founding Partner
Phone: +1-646-597-6979
Email: mrice@lifesciadvisors.com

Media Contact:
NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com